SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): February 5, 2001
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                               CYTOGEN CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


         Delaware                   000-14879                 22-2322400
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(State or Other Jurisdiction   (Commission File Number)    (I.R.S. Employer
of Incorporation)                                         Identification No.)


    600 College Road East, CN 5308, Princeton, NJ                08540
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     (Address of Principal Executive Offices)               (Zip Code)


       Registrant's telephone number, including area code: (609) 750-8200
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ITEM 5. OTHER EVENTS.

      On October 9, 2000, Cytogen Corporation, a Delaware corporation (the "Company") entered into an Equity Financing Facility (the "Facility") under the terms of a Common Stock Purchase Agreement (the "Agreement") with Acqua Wellington North American Equities Fund, Ltd. ("Acqua Wellington"). Under the terms of the Agreement, the Company may, at its sole discretion and from time to time over a 20 month period from such date, sell shares of its Common Stock to Acqua Wellington at a small discount to market price, as determined prior to each such sale. The Facility is not subject to any minimum takedown requirements and provides for the sale of up to $70 million in registered shares of the Company's Common Stock.

      On February 5, 2001, the Company consummated a draw down on the Facility through the issuance of 1,276,557 shares of its Common Stock to Acqua Wellington for an aggregate purchase price of $6,500,000.



ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a)   Exhibits.
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             Exhibit No.   Description
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                10.1       Common  Stock  Purchase  Agreement  (incorporated  by
                           reference  to the  Company's  Current  Report on Form
                           8-k,   filed  with  the   Securities   and   Exchange
                           Commission on October 12, 2000.




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                                   SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CYTOGEN CORPORATION

                                       By:   /s/ Catherine M. Verna
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                                             Catherine M. Verna, Esq.
                                             Vice President and General Counsel

Dated:      February 5, 2001